SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 2, 2007 (April 30, 2007)

Brown-Forman Corporation
(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0243150

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (502) 585-1100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT
On April 30, 2007, Brown-Forman Corporation (“Brown-Forman”) and certain of its subsidiaries entered into a Five-Year Credit Agreement dated as of such date with certain lenders party thereto, Bank of America, N.A., as Syndication Agent and as a Lender, Citicorp North America, Inc., Barclays Bank Plc, National City Bank and Wachovia Bank, National Association as Co-Documentation Agents and as Lenders, JPMorgan Chase Bank, N.A. as Administrative Agent and as a Lender and J.P. Morgan Europe Limited, as London Agent (the “Credit Agreement”). In connection with the closing of the Credit Agreement, Brown-Forman terminated the company’s existing two credit facilities, which included the five-year credit agreement dated as of July 30, 2004, as amended, among Brown-Forman, certain of its subsidiaries, certain lenders party thereto, Bank of America, N.A. as Syndication Agent, Citibank, N.A., HSBC Bank USA, and National City Bank of Kentucky as Documentation Agents and JPMorgan Chase Bank, N.A. as Administrative Agent (the “Previous Credit Agreement”) and the Bridge Credit Agreement dated as of December 21, 2006, between Brown-Forman and certain lenders party thereto, JPMorgan Chase Bank, N.A., as Syndication Agent, Citibank North America, Inc., as Documentation Agent, Bank of America, N.A., as Administrative Agent (the “Bridge Credit Agreement”).
The Credit Agreement provides an $800,000,000, five-year credit commitment. The Credit Agreement allows Brown-Forman and certain of its subsidiaries to borrow funds on an unsecured basis, with all such borrowings due to be repaid no later than April 30, 2012. At Brown-Forman’s election, funds may be borrowed in U.S. dollars, Euro, Sterling or other foreign currencies that are freely convertible into U.S. dollars. Brown-Forman may prepay loans made under the agreement at any time, subject to certain break funding payments.
Borrowings under the Credit Agreement will bear interest at a floating annual rate selected by Brown-Forman, which may be (i) a base rate equal to the higher of a reference prime rate or the federal funds rate plus 0.50%; or (ii) a LIBO or EURIBO rate plus a spread ranging from 0.110% to 0.400%. The applicable spread will be determined on the basis of the corporation’s debt ratings by S&P and Moody’s from time to time in effect and the principal amount of borrowings outstanding under the facility. Such debt ratings will also be used in determining the applicable facility fee, which will be payable quarterly and may range from 0.040% to 0.100% of aggregate commitments. The Credit Agreement contains conditions to funding, representations and warranties, affirmative covenants and negative covenants that are customary for these types of facilities, including a covenant requiring that the corporation maintain a ratio of consolidated total EBITDA to consolidated interest expense, as such terms are defined therein, of not less than 3.0 to 1.0 for any four consecutive fiscal quarters. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.1 hereto and is incorporated into this report by reference.
Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
The information contained in Item 1.01 above with respect to Brown-Forman’s terminations of the Previous Credit Agreement and the Bridge Credit Agreement is incorporated by reference into this Item 1.02.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information set forth in Item 1.01 above with respect to the Credit Agreement is incorporated by reference into this Item 2.03.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d)
10.1	Five-Year Credit Agreement dated as of April 30, 2007 by and among Brown-Forman Corporation, Brown-Forman Beverages, Europe, LTD, certain borrowing subsidiaries and certain lender parties thereto, Bank of America, N.A., as Syndication Agent and as a Lender, Citicorp North America, Inc., Barclays Bank Plc, National City Bank and Wachovia Bank, National Association as Co-Documentation Agents and as Lenders, JPMorgan Chase Bank, N.A. as Administrative Agent and as a Lender and J.P. Morgan Europe Limited, as London Agent.

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation
(Registrant)

May 2, 2007 (Date)	/s/ Nelea A. Absher Nelea A. Absher
Vice President and Assistant Corporate Secretary